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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-36593 of Grey Wolf, Inc. (formerly DI Industries, Inc.) on Form S-3 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of DI Industries, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Houston, Texas

October 6, 1997